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                                                                      EXHIBIT 21





                Subsidiaries of AmeriSource Health Corporation


        As of December 1, 1996, the subsidiaries of AmeriSource Health Corporation, together with their respective jurisdiction of incorporation, were as follows:



            Subsidiary                      Jurisdiction of Incorporation
            ----------                      -----------------------------

      AmeriSource Corporation                         Delaware